First M&F Corp. Investor Information
CONTACT:	John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

January 24, 2011

FOR IMMEDIATE RELEASE

First M&F Corp. Reports Improved Earnings and Positive Credit Trends

KOSCIUSKO, Miss. – First M&F Corp. (NASDAQ:FMFC) today reported 2010 net income of $4.011 million as compared to a net loss of $59.799 million for 2009.  Earnings attributable to common shareholders were $15.071 million, or $1.66 basic and diluted earnings per share, compared to a loss of $60.655 million, or ($6.69) basic and diluted earnings per share for 2009.  Earnings attributable to common shareholders includes a $12.867 million gain on exchange of preferred stock recorded in the third quarter.  Excluding the gain on exchange, common earnings were $2.301 million, or $.25 basic and diluted earnings per share.

Net income for the quarter ended December 31, 2010 was $.267 million attributable to common shareholders, or $.03 basic and diluted earnings per share, compared to a loss of $27.488 million, or ($3.03) basic and diluted earnings per share for the fourth quarter of 2009.

For the fourth quarter of 2010 the annualized return on assets was 0.16%, while return on common equity was 1.16%. Comparatively, the return on assets for the fourth quarter of 2009 was a negative 6.46%, with a negative return on common equity of 105.37%. The return on assets for 2010 was 0.25%, while the return on common equity was 2.87%.

“The positive and encouraging trends begun in the first quarter of 2010 continued through year end,” said Hugh S. Potts, Jr., Chairman and Chief Executive Officer.  Mr. Potts continued, “Actions taken during 2009 bore fruit in 2010.  Virtually every credit related measure improved in 2010.  Losses by charge-offs on loans were reduced from $49 million to $17 million.  Non-accrual loans were reduced proportionally from 4.17% of loans to 3.11% and absolutely from $44.5 million to $33.1 million.  As expected, as non-accrual loans receded, Other Real Estate increased; however, in 2010, $16 million of ORE was sold at 105% of book.  The inflow of both Non-performing Loans and Other Real Estate is expected to further abate in 2011.”

Net Interest Income

Net interest income was up slightly compared to the fourth quarter of 2009, with the net interest margin increasing to 3.57% in the fourth quarter of 2010 as compared to 3.28% in the fourth quarter of 2009. The significant contributor to the increase in net interest income was the improvement in net interest spreads stemming from lower deposit costs. The net interest margin for the third quarter of 2010 was 3.60% as compared to 3.40% for the second quarter of 2010 and 3.16% for the first quarter of 2010 as the cost of funds trended downward all year. Loan yields decreased to 5.89% in the fourth quarter of 2010 from 6.04% in the fourth quarter of 2009. Loan yields were virtually flat from the third quarter of 2010 to the fourth quarter. Average loans were $1.048 billion for the fourth quarter of 2010 as compared to $1.052 billion for the third quarter of 2010 and $1.103 million during the fourth quarter of 2009. Loans grew by $13.133 million in the fourth quarter of 2010 and by $8.898 million in the third quarter.  Deposit costs fell in the fourth quarter of 2010 from the third quarter of 2010 and from the fourth quarter of 2009, as deposits were re-priced downward throughout 2010 in the current stable low-rate environment.  Deposit costs were 1.49% in the fourth quarter of 2010 as compared to 1.87% in the fourth quarter of 2009. Deposits grew by $53.532 million during the fourth quarter of 2010. Management continues to emphasize and focus on core deposit growth by developing and promoting relationship-driven deposit gathering while de-emphasizing non-core deposit funding. Loans as a percentage of assets were 66.10% at December 31, 2010 as compared to 63.64% at December 31, 2009 and 67.70% at September 30, 2010. With modest growth in the third and fourth quarters loans at year-end were up just slightly over the prior year while deposits fell by less than 1.00%.

Non-interest Income

Non-interest income, excluding securities transactions and other-than-temporary impairment on securities, for the fourth quarter of 2010 was down by 8.51% compared to the fourth quarter of 2009, with deposit-related income down by 10.29% and mortgage income up 11.14%.  Insurance agency commissions were up by almost 1.00%.

Non-interest income, excluding securities transactions and other-than-temporary impairment on securities, was down 8.23% for 2010 versus 2009.  Over half of non-interest income is from deposit sources, which was down 6.88% year over year. Deposit revenues continue to be supported by debit card fee income, which increased by 9.44% in 2010 over 2009, and overdraft fee income, which, however, decreased by 12.79% for the year. Commission revenues from traditional insurance products were down 1.86% year over year.

Non-interest income includes non-cash other-than-temporary impairment charges of $.403 million in 2010 and $.829 million in 2009 on pooled trust preferred securities held in the investment portfolio.  These charges reflect credit losses expected due to deferrals and defaults by issuing institutions and cash flow analyses.

Non-interest Expenses

Non-interest expenses excluding goodwill impairments and amortization were down by 19.31% in the fourth quarter of 2010 as compared to the fourth quarter of 2009.  Most of the decrease in expenses was due to lower foreclosed property expenses as credit quality improved and the pace of new problem credits and foreclosures slowed. Salaries and benefits for the quarter were virtually flat compared to the year-ago quarter.

Non-interest expenses excluding goodwill impairments and amortization fell by 12.25% for 2010 as compared to 2009.  Although most of the decrease was due to lower foreclosed property expenses, salaries and benefits, net occupancy expenses and other expenses were each down significantly in 2010 as cost savings measures and branch closure savings were fully realized.  The number of average full-time equivalent employees at the end of 2010 was 496 as compared to 496 at the end of the third quarter of 2010 and 517 at the end of 2009.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the fourth quarter of 2010 were 2.41% as compared to 8.87% for the same period in 2009. Non-accrual and 90-day past due loans as a percent of total loans were 3.20% at the end of 2010 as compared to 4.40% at the end of 2009. Annualized net charge-offs as a percentage of average loans for 2010 were 1.65% as compared to 4.50% for 2009. The allowance for loan losses as a percentage of loans was 1.50% at December 31, 2010 as compared to 2.25% at December 31, 2009. The provision for loan losses fell sharply in 2010 from $49.601 million in 2009 to $9.220 million in 2010.  The decrease in provisioning year over year reflected the slowed pace of new credit issues and the prior year significant deterioration in collateral values on collateral-dependent real estate loans.

Mr. Potts commented, “Income at the bank, holding company, and subsidiaries improved as the burden of credit issues receded.  Margins improved, loan volume grew slightly, cost control measures took full effect, and capital grew slightly, proportionately, and absolutely.”  Mr. Potts continued, “Our course, charted through the collapse of acquisition, construction and development credit, has proven to be proper.  Now we must accelerate our progress in income growth as credit issues further recede.”

Balance Sheet

Total assets fell by 3.55% in 2010, to $1.604 billion from $1.663 billion.  Total equity grew to $107.065 million, a 2.33% increase from 2009. Total loans were $1.060 billion compared to $1.058 billion at the end of 2009. Deposits were $1.375 billion compared to $1.388 billion at the end of 2009.  Book value per common share increased to $9.96 per share at the end of 2010, a 19.14% increase from 2009.

Growth

In the first quarter of 2009 the Company closed one branch in Shelby County, Tennessee.  In the fourth quarter of 2009, the Company closed four branches, one each in Starkville, Philadelphia and Southaven, Mississippi and one in Crestview, Florida.  In the first quarter of 2010 the Company closed two branches in Shelby County, Tennessee and one branch in Shelby County, Alabama.  These closures are designed to improve the Company’s efficiencies and cost structure without exiting any markets.

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	December 31	December 31
	2010	2009
Cash and due from banks	45,099	42,446
Interest bearing bank balances	72,103	84,810
Federal funds sold	25,000	70,000
Securities available for sale (cost of
$274,421 and $280,470)	276,929	284,550
Loans held for sale	6,242	10,266

Loans	1,060,146	1,058,340
Allowance for loan losses	16,025	24,014
Net loans	1,044,121	1,034,326

Bank premises and equipment	40,696	42,919
Accrued interest receivable	6,380	7,598
Other real estate	31,125	23,578
Goodwill	0	0
Other intangible assets	5,013	5,439
Other assets	51,256	57,036
Total assets	1,603,964	1,662,968

Non-interest bearing deposits	212,199	228,579
Interest bearing deposits	1,163,213	1,159,684
Total deposits	1,375,412	1,388,263

Federal funds and repurchase agreements	33,481	8,642
Other borrowings	50,416	122,510
Junior subordinated debt	30,928	30,928
Accrued interest payable	1,470	2,933
Other liabilities	5,192	5,062
Total liabilities	1,496,899	1,558,338

Preferred stock, 30,000 shares issued and outstanding	16,390	28,838
Common stock, 9,106,803 and 9,069,346
shares issued & outstanding	45,534	45,347
Additional paid-in capital	31,884	31,926
Nonvested restricted stock awards	784	734
Retained earnings	12,224	(2,595)
Accumulated other comprehensive income	249	379
Total First M&F Corp equity	107,065	104,629
Noncontrolling interests in subsidiaries	-	1
Total equity	107,065	104,630
Total liabilities & equity	1,603,964	1,662,968

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended December 31		Twelve Months Ended December 31
	2010	2009	2010	2009
Interest and fees on loans	15,463	16,635	62,070	66,782
Interest on loans held for sale	62	86	232	278
Taxable investments	1,676	2,213	7,616	9,531
Tax exempt investments	353	488	1,549	2,105
Federal funds sold	15	34	82	95
Interest bearing bank balances	34	30	143	42
Total interest income	17,603	19,486	71,692	78,833

Interest on deposits	4,177	5,452	18,809	23,701
Interest on fed funds and repurchase agreements	17	14	66	97
Interest on other borrowings	536	1,329	3,024	5,449
Interest on subordinated debt	505	504	1,992	1,992
Total interest expense	5,235	7,299	23,891	31,239

Net interest income	12,368	12,187	47,801	47,594
Provision for possible loan losses	2,280	15,761	9,220	49,601
Net interest income after loan loss	10,088	(3,574)	38,581	(2,007)

Service charges on deposits	2,546	2,838	10,221	10,976
Mortgage banking income	439	395	1,581	1,823
Agency commission income	864	856	3,809	3,881
Fiduciary and brokerage income	120	117	526	489
Other income	448	622	2,532	3,174
Other-than-temporary impairment on securities, net of $0, $1,490, $32 and $2,696 recognized in other comprehensive income	-	(417)	(403)	(829)
Gains on AFS securities	539	14	2,255	456
Total noninterest income	4,956	4,425	20,521	19,970

Salaries and employee benefits	6,732	6,748	27,303	28,314
Net occupancy expense	968	1,306	3,937	4,614
Equipment expenses	523	682	2,382	2,877
Software and processing expenses	400	440	1,627	1,898
FDIC insurance assessments	768	711	3,261	3,276
Foreclosed property expenses	1,905	4,493	2,946	7,283
Goodwill impairment	-	16,772	-	32,572
Intangible asset amortization and impairment	107	107	427	1,688
Other expenses	3,225	3,617	12,607	13,350
Total noninterest expense	14,628	34,876	54,490	95,872

Net income (loss) before taxes	416	(34,025)	4,612	(77,909)
Income tax expense (benefit)	(226)	(6,715)	602	(18,104)
Net income (loss)	642	(27,310)	4,010	(59,805)
Net income (loss) attributable to noncontrolling interests	1	1	(1)	(6)
Net income (loss) attributable to First M&F Corp	641	(27,311)	4,011	(59,799)

Earnings Per Common Share Calculations:
Net income (loss) attributable to First M&F Corp	641	(27,311)	4,011	(59,799)
Dividends and accretion on preferred stock	(375)	(436)	(1,692)	(1,464)
Gain on exchange of preferred stock (Note 1)	0	-	12,867	-
Net income (loss) applicable to common stock	266	(27,747)	15,186	(61,263)
Earnings (loss) attributable to participating securities	(1)	(259)	115	(608)
Net income (loss) allocated to common shareholders	267	(27,488)	15,071	(60,655)

Weighted average shares (basic)	9,099,883	9,069,346	9,081,687	9,066,880
Weighted average shares (diluted)	9,099,883	9,069,346	9,081,687	9,066,880
Basic earnings (loss) per share	$0.03	$(3.03)	$1.66	$(6.69)
Diluted earnings (loss) per share	$0.03	$(3.03)	$1.66	$(6.69)

First M&F Corporation
Financial Highlights
	YTD Ended	YTD Ended
	December 31	December 31
	2010	2009
Performance Ratios:
Return on assets (annualized)	0.25%	-3.63%
Return on equity (annualized) (a)	3.74%	-42.97%
Return on common equity (annualized) (a)	2.87%	-53.73%
Efficiency ratio	78.47%	89.87%
Net interest margin (annualized, tax-equivalent)	3.43%	3.29%
Net charge-offs to average loans (annualized)	1.65%	4.50%
Nonaccrual loans to total loans	3.11%	4.17%
90 day accruing loans to total loans	0.09%	0.23%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2010	2010	2010	2010
Per Common Share (diluted):
Net income (loss) (including $12,867 gain)	0.03	1.49	0.09	0.05
Net income (loss) (excluding $12,867 gain)	0.03	0.08	0.09	0.05
Cash dividends paid	0.01	0.01	0.01	0.01
Book value	9.96	10.18	8.68	8.37
Closing stock price	3.74	3.38	3.86	3.15

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	125,614	130,596	130,657	123,476
Non-residential real estate	646,731	626,747	615,571	626,025
Residential real estate	195,184	196,299	196,547	195,862
Home equity loans	40,305	40,523	41,254	43,043
Consumer loans	44,308	45,124	44,998	44,788
Other loans	8,004	7,724	9,088	9,235
Total loans	1,060,146	1,047,013	1,038,115	1,042,429

Deposit Composition: (in thousands)
Noninterest-bearing deposits	227,759	220,556	227,825	217,683
NOW deposits	348,650	307,533	312,828	331,066
MMDA deposits	166,454	162,955	145,798	141,203
Savings deposits	114,769	117,175	114,426	113,367
Core certificates of deposit under $100,000	268,272	267,350	278,177	289,525
Core certificates of deposit $100,000 and over	234,500	228,543	245,182	262,335
Brokered certificates of deposit under $100,000	3,074	3,005	5,322	6,033
Brokered certificates of deposit $100,000 and over	11,934	14,762	14,253	12,786
Total deposits	1,375,412	1,321,879	1,343,811	1,373,998

Nonperforming Assets: (in thousands)
Nonaccrual loans	33,127	37,082	35,603	42,148
Other real estate	31,125	38,631	31,231	31,460
Investment securities	698	596	660	795
Total nonperforming assets	64,950	76,309	67,494	74,403
Accruing loans past due 90 days or more	951	858	1,307	2,092
Restructured loans (accruing)	18,052	18,518	15,374	6,759
Total nonaccrual loan to loans	3.11%	3.53%	3.41%	4.01%
Total nonperforming credit assets to loans and ORE	5.85%	6.95%	6.22%	6.80%
Total nonperforming assets to assets ratio	4.05%	4.93%	4.30%	4.58%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	20,077	18,301	21,115	24,014
Provision for loan loss	2,280	2,280	2,380	2,280
Charge-offs	(6,536)	(1,485)	(5,706)	(5,928)
Recoveries	204	981	512	749
Ending balance	16,025	20,077	18,301	21,115

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2010	2010	2010	2010
Condensed Income Statements: (in thousands)

Interest income	17,603	17,855	18,222	18,012
Interest expense	5,235	5,561	6,324	6,771
Net interest income	12,368	12,294	11,898	11,241
Provision for loan losses	2,280	2,280	2,380	2,280
Noninterest revenues	4,956	4,746	5,216	5,603
Noninterest expenses	14,628	13,111	13,342	13,409
Net income (loss) before taxes	416	1,649	1,392	1,155
Income tax expense (benefit)	(226)	407	120	301
Noncontrolling interest	1	(3)	0	1
Net income (loss)	641	1,245	1,272	853
Preferred dividends	(375)	(441)	(439)	(437)
Gain on exchange of preferred stock	-	12,867	-	-
Net income (loss) applicable to common stock	266	13,671	833	416
Earnings (loss) attributable to participating securities	(1)	106	7	3
Net income (loss) allocated to common shareholders	267	13,565	826	413

Tax-equivalent net interest income	12,624	12,563	12,180	11,554

Selected Average Balances: (in thousands)
Assets	1,574,426	1,553,415	1,598,285	1,638,761
Loans held for investment	1,041,453	1,046,242	1,038,148	1,056,177
Earning assets	1,404,766	1,384,289	1,438,166	1,481,335
Deposits	1,341,738	1,331,624	1,362,362	1,379,510
Equity	109,110	108,535	105,381	105,584
Common equity	90,612	79,547	76,582	76,715

Selected Ratios:
Return on average assets (annualized)	0.16%	0.32%	0.32%	0.21%
Return on average equity (annualized) (a)	2.33%	4.55%	4.84%	3.28%
Return on average common equity (annualized) (a)	1.16%	4.01%	4.37%	2.20%
Average equity to average assets	6.93%	6.99%	6.59%	6.44%
Tangible equity to tangible assets (b)	6.38%	6.72%	6.56%	6.15%
Tangible common equity to tangible assets (b)	5.36%	5.67%	4.70%	4.36%
Net interest margin (annualized, tax-equivalent)	3.57%	3.60%	3.40%	3.16%
Efficiency ratio	83.22%	75.75%	76.69%	78.16%
Net charge-offs to average loans (annualized)	2.41%	0.19%	2.01%	1.99%
Nonaccrual loans to total loans	3.11%	3.53%	3.41%	4.01%
90 day accruing loans to total loans	0.09%	0.08%	0.17%	0.20%
Price to book (x)	0.38	0.33	0.44	0.38
Price to earnings (x)	31.17	10.56	10.72	15.75

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
4Q 2010	642	266	267	0.03
3Q 2010	1,242	13,671	13,565	1.49
2Q 2010	1,272	833	826	0.09
1Q 2010	854	416	413	0.05
4Q 2009	(27,311)	(27,747)	(27,488)	(3.03)
3Q 2009	(136)	(571)	(580)	(0.06)
2Q 2009	(5,111)	(5,550)	(5,498)	(0.61)
1Q 2009	(27,241)	(27,395)	(27,089)	(2.99)
4Q 2008	(4,357)	(4,357)	(4,300)	(0.47)
3Q 2008	2,210	2,210	2,183	0.24
2Q 2008	(466)	(466)	(458)	(0.05)

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to
	Per FTE	Ttl. Revenues	Avg. Assets
	(thousands)	(percent)	(percent)
4Q 2010	35.4	28.19%	1.25%
3Q 2010	34.9	27.42%	1.21%
2Q 2010	35.1	29.98%	1.31%
1Q 2010	34.4	32.66%	1.39%
4Q 2009	32.8	26.09%	1.05%
3Q 2009	34.4	29.81%	1.30%
2Q 2009	31.2	29.92%	1.24%
1Q 2009	32.3	29.81%	1.28%
4Q 2008	32.8	26.90%	1.19%
3Q 2008	34.4	29.16%	1.37%
2Q 2008	33.4	28.13%	1.31%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent) (c)
4Q 2010	3.69%	83.22%
3Q 2010	3.35%	75.75%
2Q 2010	3.35%	76.69%
1Q 2010	3.32%	78.16%
4Q 2009	8.25%	106.73%
3Q 2009	3.41%	78.34%
2Q 2009	3.94%	95.10%
1Q 2009	7.65%	80.41%
4Q 2008	3.52%	79.29%
3Q 2008	3.29%	69.93%
2Q 2008	3.34%	71.85%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)
	QTD December 2010		QTD December 2009
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	65,302	0.21%	59,852	0.20%
Federal funds sold	25,000	0.25%	65,479	0.20%
Taxable investments (amortized cost)	228,935	2.91%	237,842	3.69%
Tax-exempt investments (amortized cost)	37,525	5.95%	52,275	5.91%
Loans held for sale	6,551	3.75%	9,229	3.71%
Loans held for investment	1,041,453	5.91%	1,093,694	6.06%
Total earning assets	1,404,766	5.04%	1,518,371	5.18%
Non-earning assets	169,660		158,133
Total average assets	1,574,426		1,676,504

NOW	319,309	1.02%	296,806	1.18%
MMDA	167,154	1.14%	169,439	1.14%
Savings	115,806	1.26%	112,482	1.36%
Certificates of Deposit	512,012	1.95%	576,285	2.54%
Short-term borrowings	34,194	0.20%	10,036	0.56%
Other borrowings	80,946	5.10%	163,422	4.45%
Total interest bearing liabilities	1,229,421	1.69%	1,328,470	2.18%
Non-interest bearing deposits	227,457		206,037
Non-interest bearing liabilities	8,438		8,757
Preferred equity	18,498		28,768
Common equity	90,612		104,472
Total average liabilities and equity	1,574,426		1,676,504
Net interest spread		3.35%		3.00%
Effect of non-interest bearing deposits		0.26%		0.29%
Effect of leverage		-0.04%		-0.01%
Net interest margin, tax-equivalent		3.57%		3.28%
Less tax equivalent adjustment:
Investments		0.06%		0.08%
Loans		0.02%		0.02%
Reported book net interest margin		3.49%		3.18%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)
	YTD December 2010		YTD December 2009
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	60,894	0.24%	25,151	0.17%
Federal funds sold	35,642	0.23%	43,871	0.22%
Taxable investments (amortized cost)	236,046	3.23%	234,942	4.06%
Tax-exempt investments (amortized cost)	41,347	5.97%	56,021	5.99%
Loans held for sale	7,416	3.13%	8,120	3.42%
Loans held for investment	1,045,467	5.96%	1,122,308	5.97%
Total earning assets	1,426,812	5.11%	1,490,413	5.39%
Non-earning assets	164,130		154,747
Total average assets	1,590,942		1,645,160

NOW	321,036	1.05%	280,484	1.28%
MMDA	151,974	1.12%	167,425	1.34%
Savings	114,358	1.28%	113,397	1.48%
Certificates of Deposit	544,192	2.26%	569,623	2.84%
Short-term borrowings	19,112	0.35%	10,448	0.93%
Other borrowings	102,112	4.91%	165,548	4.49%
Total interest bearing liabilities	1,252,784	1.91%	1,306,925	2.39%
Non-interest bearing deposits	222,083		190,541
Non-interest bearing liabilities	8,909		8,538
Preferred equity	26,300		25,141
Common equity	80,866		114,015
Total average liabilities and equity	1,590,942		1,645,160
Net interest spread		3.20%		3.00%
Effect of non-interest bearing deposits		0.29%		0.30%
Effect of leverage		-0.06%		-0.01%
Net interest margin, tax-equivalent		3.43%		3.29%
Less tax equivalent adjustment:
Investments		0.06%		0.08%
Loans		0.02%		0.02%
Reported book net interest margin		3.35%		3.19%

First M&F Corporation
Notes to Financial Schedules

(a)	Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by (Total First M&F Corp equity minus preferred stock)

(b)	Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(c)	Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)

Note 1: On September 29, 2010 the Company issued 30,000 shares of Class B, Series CD, par value $1,000 preferred stock to the U.S. Treasury to acquire its 30,000 shares outstanding of Class B, Series A, par value $1,000 preferred stock. The Series CD preferred stock issued has a dividend rate of 2.00%. The estimated fair value of the Series CD preferred stock as of September 29, 2010 was $16,159,000. The Series A preferred stock carried a dividend rate of 5.00% and had a book value of $29,026,000 as of September 29, 2010. The acquisition of the Series A shares in exchange for the Series CD shares resulted in a gain of $12,867,000 which was recorded as a credit to retained earnings.